UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 29, 2004

                          CELL POWER TECHNOLOGIES, INC
             (Exact name of registrant as specified in its charter)

---------------------------- ------------------------ --------------------------
          Florida                    0-50062                  59-1082273
---------------------------- ------------------------ --------------------------
(State or other jurisdiction (Commission File Number)       (IRS Employer
     of incorporation)                                   Identification No.)
---------------------------- ------------------------ --------------------------

             1428 36TH STREET, SUITE 205, BROOKLYN, NEW YORK 11218 (Address of principal executive offices, including Zip Code)

                                 (718) 436-7931
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND

      On December 29, 2004, Cell Power Technologies, Inc. (the "Company") and its President and sole director, Mr. Jacob Herskovits ("Employee"), entered into an amendment to of Employee's employment agreement dated as of November 1, 2003, pursuant to which Employee, beginning January 1, 2005 and continuing through the term of the Agreement, will no longer be entitled to be paid a salary. All other terms of the Agreement continue in full force and effect.

      In addition, the Company and two consultants, Superior Associates and Judah Marvin Feigenbaum, have agreed to amend their respective consulting agreements to reduce monthly payments payable thereunder. The amendment to such consultants' agreement, together with the amendment to the employment agreement with Employee, aggregate to a reduction of $29,500 in the Company's current monthly cash outlays, which will represent a decrease of approximately one-third in the Company's current monthly operating expenses.

      No assurance can however be given that these reductions in operating expenses are sustainable for the foreseeable future.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements.

                  None.

      (b)   Pro Forma Financial Information

                  None.

      (c)   Exhibits:

10.1  Amendment Agreement entered with Jacob Herskovits

10.2  Amendment Agreement entered with Superior Associates

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 30, 2004          CELL POWER TECHNOLOGIES, INC.

                                   By: /s/ Jacob Herskovits
                                   ---------------------------------------------
                                           Jacob Herskovits

                                           President and Chief Executive Officer